EXHIBIT 23.1


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
           --------------------------------------------------

We hereby consent to the incorporation by reference in the March 31, 2005 Form 10-K of Commerce Group Corp., its subsidiaries, and its Commerce/Sanseb Joint Venture of our report dated July 5, 2005, which appears in the annual report on Form 10-K for the year ended March 31, 2005.

Chisholm, Bierwolf & Nilson, LLC
Certified Public Accountants



Bountiful, Utah
July 5, 2005